Exhibit 99.2

October 8, 2007

Dear Shareholders, Stakeholders, Employees and Friends of JOE,

A decade ago, The St. Joe Company (NYSE: JOE) set a course on one core strategy: Creating shareholder value by moving our low-basis land holdings to higher and better uses through a planning, entitlement and development process that creates a pipeline of real estate products for a wide variety of uses. We believed then, and we believe even more today, that there is enormous long-term value potential embedded in JOE’s Florida land holdings.

While the company has changed and evolved over the past ten-plus years, that core strategy has remained the same. But now, with ten years of work to build on, we believe we can be even more efficient and effective as we continue to unlock value.

While the company has evolved, so too has Northwest Florida. The region has won new respect from regional and national players. Its reputation as a regional destination has greatly improved. We believe that Northwest Florida is poised to become a premier national destination. Most importantly, the wonderful quality of life that attracts so many visitors and new residents to this region has only improved.

Today, we are announcing a plan to enhance and accelerate JOE’s value creation process. The plan includes:

•	Aggressive steps to improve financial performance;

•	A new asset portfolio framework;

•	Ramping up the use of strategic partners to leverage JOE’s competitive advantages; and

•	A significantly leaner and more streamlined operating structure.

Going forward, a restructured JOE will enable us to accelerate the transition of our land to higher and better uses. At the same time, we will limit our capital investments by shifting more development to a range of best-of-class strategic business partners that include branded builders, project developers, venture partners, alliances and key long-term customers. Capital investments for horizontal development will be limited to our most strategic and valuable places. We believe this approach will accelerate our land sales and development. With JOE’s large holdings, we remain the region’s place maker and major provider of entitled land.

By better managing our fixed overhead costs, we will be able to preserve the low basis in our land, which is fundamental to our ability to use price as a competitive advantage, to put time back on our side and to create significant value over the long term.

This plan to accelerate value creation is possible because of the remarkable progress we have made over the past ten years. We have created a strong development pipeline through smart and detailed land analysis, visionary master planning, effective land entitlement, environmental stewardship, organizational development, creative marketing and sales.

JOE’s Financial Goals Focused on Delivering Value

The steps we are taking are designed to build on our accumulated competencies and strengths. We are making JOE a more efficient company, significantly reducing capital expenditures and realigning our corporate infrastructure. We believe this will result in a stronger balance sheet and, over a relatively short time, a meaningful increase in our financial flexibility.

To achieve our financial performance goals we intend to:

•	Significantly reduce capital expenditures;

•	Meaningfully decrease selling, general and administrative expenses;

•	Divest non-core assets;

•	Aggressively lower company debt; and

•	Eliminate the current dividend and over time return value to shareholders through our share repurchase program.

These steps are not only prudent for current market conditions, but they also position JOE to take advantage of a wide range of attractive opportunities that we believe are ahead as this current market cycle plays out. We intend to continue developing our managerial and intellectual competencies to take advantage of expected opportunities as the markets sort themselves out.

Leveraging our Strong Foundation: A New Asset Portfolio Framework

We acknowledge that these are aggressive goals even in a good market. To accomplish them, we intend to utilize our strong asset foundation. We have developed a new asset portfolio framework that allocates JOE’s development pipeline into three categories: Seed Assets, Growth Assets and Harvest Assets.

•	Seed Assets: These are unentitled JOE assets with significant potential yet to be realized.

•	JOE intends to “seed” these lands with value by planning, enhancing and entitling it for future use, but with tight limits on capital spending. We believe land in this category has significant future value, and we will work to preserve our options to realize and harvest its highest and best uses at the proper time.

•	Over the past ten years, JOE has participated in improving infrastructure, healthcare, education and job opportunities. We intend to significantly increase our efforts to promote initiatives that induce economic activity, enhance quality of life and build awareness of Northwest Florida.

•	Growth Assets: We will focus much of our energy and resources toward maximizing the value of tens of thousands of acres that have already been planned and entitled and have clearly identified drivers of future value. Currently located primarily in Walton, Bay and Gulf Counties, these assets are the primary targets for future new business, partners and ventures. Examples of these growth assets include:

•	The 75,000-acre WestBay Sector to be anchored by the relocated Panama City – Bay County International Airport. We are excited about opportunities in the West Bay Sector. After nearly ten years of study, analysis and permitting, the Airport Authority is nearing the start of construction.

The relocated airport will accelerate value creation throughout the region, but particularly in the West Bay Sector. WestBay is currently entitled for approximately 4.4 million square feet of industrial, commercial and retail space, 5,842 residential units, 490 hotel rooms and two marinas. But there is ample land within WestBay for additional entitlements. When combined with Panama City’s deepwater seaport, Bay County has a unique and compelling set of competitive advantages that we believe will support the development of intermodal uses.

•	JOE’s resorts at WaterSound and WindMark Beach which define the Northwest Florida experience.

In Walton and Gulf counties, JOE resorts are existing keys to future value creation. The Town of WaterSound is designed to drive value inland, across U.S. 98 all the way to the Intracoastal Waterway. The thousands of acres within this development zone are capable of supporting dozens of land uses.

A 90-minute drive to the east, we are seeking a range of additional strategic partners who share our vision to accelerate growth for WindMark Beach and Port St. Joe’s planned waterfront town center.

•	JOE land adjacent to proposed or planned infrastructure that significantly improves value potential, such as highway rights-of-way that are creating miles of valuable frontage.

•	Multiple entitled commercial parcels for mixed-use, retail, office and industrial uses.

Harvest Assets: We intend to expeditiously harvest value from our land assets that have already been moved to their highest and best uses. In addition, we intend to harvest value from land whose full potential value is beyond a reasonable time-value curve. JOE intends to divest, over a reasonable time period given current market conditions, assets that include:

•	Sunshine State Cypress Mill,

•	Selected non-contiguous parcels with commercial entitlements, and

•	Approximately 100,000 acres of long-term rural lands.

Also priced to sell are approximately 1,200 developed home sites and approximately 190 homes.

<Chart>

JOE’S PORTFOLIO OF ASSETS

SEED

Land Enhancement

•	Improvements to create rural land products such as farms, ranches and retreats

Entitlements

•	Land-use entitlements to allow higher and better uses

•	Regulatory permits to allow development activity

Inducer Initiatives

•	Improved infrastructure

•	Economic development

•	Environmental stewardship

•	Events and activities

•	Regional marketing

GROWTH

Partnerships and Ventures on Multiple Entitled Land Parcels throughout Florida including:

Commercial Real Estate

•	Retail

•	Industrial

•	Office

•	Multi-family

Residential

•	Primary

•	Seasonal

•	Retirement

•	Second home

Hospitality

•	Hotels

•	Vacation resorts

•	Clubs and amenities

HARVEST

Divestitures

•	Sunshine State Cypress Mill

•	Selected non-contiguous parcels with commercial entitlements

•	Long-term rural lands

Commercial Real Estate Sales

•	Multiple entitled parcels throughout Florida

Residential Real Estate Sales

•	WaterSound

•	RiverCamps at Crooked Creek

•	WindMark Beach

•	SummerCamp Beach

•	Many more...

Rural Land Sales

<End Chart>

Growth on Multiple Paths Using Strategic Partners and Customers

For the past ten years, we functioned as an “end-to-end” developer of our low-basis land holdings. We operated at every point on the value chain from planning and entitling land to building, marketing and delivering retail product to customers. This was necessary while we worked to better the potential of our land holdings and sought to “prove” the Northwest Florida market. We will benefit from the fruits of our labor and investments for years to come.

We will continue to be the place-maker for the region, and will now supply entitled land to a greater variety of strategic partners and customers. The most significant benefit of this expanded business-to-business approach is the ability to create multiple paths to value creation while simultaneously reducing JOE’s capital expenditures.

So, to all potential strategic partners we say: JOE is open for business!

We have a broad range of development opportunities in one of the most dynamic parts of Florida. Whether you are a residential, resort, office, retail or industrial real estate developer, JOE has an exciting opportunity and entitled land for you.

We intend to aggressively pursue strategic partners and customers to accelerate development across our low-basis land holdings. They will join a strong roster of partners and customers, including:

•	National and Regional Homebuilders – JOE has forged strong working relationships with Beazer Homes, David Weekley Homes, Haven Homes, Shea Homes and other regional and local builders.

•	Commercial Developers and Large Retailers – JOE has completed multiple transactions that include projects with strategic partners and customers, such as Simon Property Group, Trammell Crow, Regency Centers, The Sembler Company, Publix Super Markets, Lowe’s, CVS and Home Depot.

•	Lifestyle and Media Brands – Our long-standing relationship with publisher Southern Progress, Inc. (publisher of Southern Living, Coastal Living and Southern Accents) has produced a dozen high-profile show homes. JOE has recently entered into a strategic alliance agreement with outdoor lifestyle leader Orvis, Inc., and we are working with SecondSpace on cutting edge real estate marketing technology.

•	Health Care – JOE’s strong alliance with Sacred Heart Health System is bringing access to high quality health care to residents and visitors across the region.

•	Transportation – JOE continues to work closely with the Panama City – Bay County Airport and Industrial District on the relocation of the Panama City airport. Last year JOE and the Florida Department of Transportation together created a framework for nearly 200 miles of roadway improvements throughout Northwest Florida.

•	Economic Development – JOE works closely with Florida’s Great Northwest, the regional organization focused on bringing new businesses and jobs to Florida. JOE also has a strong relationship with Enterprise Florida, the state’s public/private economic development organization, and with county economic development organizations in Northwest Florida.

•	Environmental – JOE has a strong and growing relationship with the National Audubon Society that includes a strategic alliance to study the feasibility of an Audubon Nature Center at West Bay. JOE has worked with The Nature Conservancy for the past ten years and with a broad range of local, state and national environmental organizations.

These relationships represent the beginning of a much broader strategy to leverage other organizations’ capital, expertise and brand strength to accelerate development in Northwest Florida. We are the region’s primary provider of entitled land, and we are aggressively working with others to maximize this value creation.

Leveraging JOE’s Competitive Advantages with Strategic Partners and Customers

JOE uniquely offers strategic partners and customers significant and valuable competitive advantages that can take numerous forms, including:

•

Low-basis land;

•	A pipeline of residential and commercial entitlements for a wide range of uses;

•	Innovative master planning that can maximize the advantage of our scale and contiguous holdings to build traffic, create adjacencies and share amenities;

•	Deep market insight that can provide strategic partners and customers significant market advantages;

•	Increasing brand awareness of Northwest Florida nationally;

•	Unmatched political insight to the development process and economic trends; and

•	JOE’s brand strength among key target audiences that creates customer differentiation.

In addition, there are scores of parcels of 10 or 20 or 40 acres, distributed over JOE’s huge holdings, which have significant value, particularly to strategic partners who possess specialized expertise and market insight.

A Leaner, More Responsive JOE

Accomplishing these aggressive new objectives will require a realigned JOE. To that end, we are creating a new organizational structure. The new JOE will consist of a streamlined corporate center focused on regional planning, land-use entitlements, and business-to-business relationships with strategic partners and customers. We will increase our efforts to stimulate regional economic development and to identify and manage key regional inducers.

JOE will partner with nationally recognized leisure, hospitality and lifestyle brands to outsource the day-to-day operations of its portfolio of hospitality, recreational and golf assets. For many of the employees in these units, this change, to be made this year, will provide significant new career-path opportunities. We will continue to own the assets to keep the revenue stream and ensure they continue to be managed in a way that increases the value of the surrounding JOE land.

Between now and the end of 2008, a number of positions, particularly in project development and related support staff, will be either eliminated or transferred to strategic partners and customers as they move into development roles.

The restructured JOE is expected to generate savings, strengthen the company’s balance sheet and provide additional financial flexibility.

JOE’s Unique and Valuable Position

JOE is unique – a company without peers. It has a strategic position that cannot be duplicated. The foundation of JOE’s value stems from hundreds of thousands of acres of low-basis land, concentrated near the coast of Florida, one of the fastest growing states in the United States. It is being driven by a strong economy, a growing population and the migration of Baby Boomers reaching the age when they begin to consider second, vacation and retirement homes. The majority of JOE’s land is located in Northwest Florida, which benefits from a strong, thriving tourism base, excellent climate and proximity to markets in the eastern U.S.

JOE has invented an effective process to transition large-scale, low-basis timberland through a planning, entitlement and development pipeline to a broad range of higher and better uses. Ten years ago, JOE owned a million acres of timberland. Today, as a result of that process, JOE’s assets are vastly more valuable. While we continue to manage timber operations on thousands of acres of rural lands, JOE also owns approximately 72,000 entitled acres that allow the development of 45,600 residential units and over 14 million square feet of commercial uses. In addition, JOE’s portfolio of assets includes:

•	Ten master-planned communities;

•	Seven commerce parks;

•	Six golf courses totaling 96 holes of golf;

•	A beachfront AAA four-diamond resort hotel; and

•	Three operating marinas.

By seeding JOE lands with quality development projects, the concentrated nature of JOE’s land holdings gives the company an unprecedented opportunity for the benefit of the region that will also positively impact the value of our adjacent lands.

More Value – Even Faster

More than ten years ago when we took the first steps to transform JOE into a real estate development company, we saw tremendous untapped value virtually everywhere we looked: in a stand of timber, in a view of a beach and in the start of a relationship. Today, we see even more value.

With 35 years in the business, I have the benefit of perspective that comes with maturity. I have lived through business cycles and market innovations and know that successful companies must recreate themselves from time to time in order to sustain growth, seize opportunities and lead. I also have the benefit of having worked with dozens of executives and managers. But never before have I worked with a management team as talented, committed and complementary in their respective skills as the one here at JOE today. Synergy and depth of talent are rare, but JOE has it, and I am extremely proud of it.

So, as exciting as this past decade has been, I am personally even more excited about the future. I intend to be here, to be a part of it and to deliver this value to you – even faster.

Sincerely,

Peter S. Rummell
Chairman and CEO
The St. Joe Company

About JOE

The St. Joe Company (NYSE:JOE), a publicly held company based in Jacksonville, is one of Florida’s largest real estate development companies. We are primarily engaged in real estate development and sales, with significant interests in timber. Our mission is to create places that inspire people and make JOE’s Florida an even better place to live, work and play. We’re no ordinary JOE.

More information about JOE can be found at our web site at http://www.joe.com.

Additional information regarding JOE’s restructuring can be found in a Form 8-K to be filed with the U.S. Securities and Exchange Commission on Monday, October 8, 2007.

Forward-Looking Statements
Statements in this letter that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our beliefs, plans, goals, expectations and intentions.  Forward-looking statements involve risk and uncertainty, and there can be no assurance that the results described in such statements will be realized.  Such statements are based on our current expectations and we undertake no obligation to publicly update or reissue any forward-looking statements.  Risk factors that may cause the actual results to differ are described in this letter and in various documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q.

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Copyright 2007, The St. Joe Company.  “St. Joe,” “JOE,” “WaterSound,” “WindMark Beach” and the
“Taking Flight” design are service marks of The St. Joe Company.